NEWS RELEASE

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP RECEIVES REGULATORY APPROVAL FOR ACQUISITION OF COMMERCEFIRST BANCORP

OLNEY, MD, March 21, 2012 – Sandy Spring Bancorp, Inc. (Nasdaq: SASR) today announced that it has received final regulatory approvals for its previously announced acquisition of CommerceFirst Bancorp, Inc. (Nasdaq: CMFB) and its wholly-owned subsidiary, CommerceFirst Bank.  Closing of the transaction, which remains subject to approval by the shareholders of CommerceFirst Bancorp and the satisfaction of customary closing conditions, is expected to occur in the second quarter of 2012.

About Sandy Spring Bancorp, Inc. and CommerceFirst Bancorp, Inc.

With $3.7 billion in assets, Sandy Spring Bancorp is the holding company for Sandy Spring Bank and its principal subsidiaries, Sandy Spring Insurance Corporation and West Financial Services, Inc. Sandy Spring Bancorp is the largest publicly traded banking company headquartered and operating in Maryland. Sandy Spring is a community banking organization that focuses its lending and other services on businesses and consumers in the local market area. Independent and community-oriented, Sandy Spring Bank was founded in 1868 and offers a broad range of commercial banking, retail banking and trust services through 43 community offices in Anne Arundel, Carroll, Frederick, Howard, Montgomery, and Prince George’s counties in Maryland, and Arlington, Fairfax and Loudoun counties in Virginia. Through its subsidiaries, Sandy Spring Bank also offers a comprehensive menu of insurance and investment management services. Visit www.sandyspringbank.com to locate an ATM near you or for more information about Sandy Spring Bank.

With over $207 million in assets, as of December 31, 2011, CommerceFirst Bancorp is the bank holding company for CommerceFirst Bank; a Maryland chartered commercial bank headquartered in Annapolis, Maryland. CommerceFirst Bank maintains five banking offices in Anne Arundel, Howard, and Prince George’s counties in central Maryland. CommerceFirst Bank emphasizes providing commercial banking services to sole proprietorships, small and medium-sized businesses, partnerships, corporations, non-profit organizations and associations in and near CommerceFirst Bank’s primary service areas. Additionally, limited retail banking services are offered by CommerceFirst Bank to accommodate the personal needs of commercial customers as well as members of the communities CommerceFirst Bank serves. Visit www.commerce1st.com for more information about CommerceFirst Bank.

Forward-looking Statements

This news release contains forward-looking statements within the meaning of federal securities laws.  These forward-looking statements may include, but are not limited to: management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction; the ability to obtain any required shareholder or other approvals; any statements of the plans and objectives of management for future or past operations, products or services, including the execution of integration plans; and any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” and other similar words and expressions.  Forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time.  Forward-looking statements speak only as of the date they are made.  Neither Sandy Spring Bancorp nor CommerceFirst Bancorp assume any duty and do not undertake to update forward-looking statements.  Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Sandy Spring Bancorp or CommerceFirst Bancorp anticipated in its forward-looking statements and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, the possibility: that expected benefits may not materialize in the timeframe expected or at all, or may be more costly to achieve; that the transaction may not be timely completed, if at all; that prior to the completion of the transaction or thereafter, Sandy Spring Bancorp’s and CommerceFirst Bancorp’s respective businesses may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; that required shareholder or other approvals are not obtained or other closing conditions are not satisfied in a timely manner or at all; reputational risks and the reaction of the companies’ customers to the transaction; diversion of management time on merger-related issues; and those factors and risks referenced from time to time in Sandy Spring Bancorp’s and CommerceFirst Bancorp’s filings with the U.S. Securities and Exchange Commission (SEC). For any forward-looking statements made in this press release or in any documents, Sandy Spring Bancorp and CommerceFirst Bancorp claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger, Sandy Spring Bancorp has filed with the SEC a Registration Statement on Form S-4 that includes a Proxy Statement of CommerceFirst Bancorp, and a Prospectus of Sandy Spring Bancorp, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the merger.

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Sandy Spring Bancorp and CommerceFirst Bancorp, may be obtained at the SEC’s Internet site (http://www.sec.gov). You are also able to obtain these documents, free of charge, from Sandy Spring Bancorp at www.sandyspringbank.com under the tab “Investor Relations,” within the section “News & Media,” and then under the heading “Documents” or from CommerceFirst Bancorp by accessing CommerceFirst Bancorp’s website at www.commerce1st.com under the tab “About Us,” within the section “Investor Relations,” and then under the heading “CommerceFirst Bancorp Security and Exchange Commission (SEC) Filings.”

Sandy Spring Bancorp and CommerceFirst Bancorp and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of CommerceFirst Bancorp in connection with the proposed merger. Information about the directors and executive officers of Sandy Spring Bancorp is set forth in the Proxy Statement/Prospectus. Information about the directors and executive officers of CommerceFirst Bancorp is set forth in the proxy statement for CommerceFirst Bancorp’s 2011 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 16, 2011. Additional information regarding the interests of those directors and executive officers and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger. Free copies of this document may be obtained as described in the preceding paragraph.

Investor Contact:

Daniel J. Schrider, President & Chief Executive Officer, or

Philip J. Mantua, Executive V.P. & Chief Financial Officer

Sandy Spring Bancorp, Inc.

17801 Georgia Avenue

Olney, Maryland 20832

1-800-399-5919

E-mail:    DSchrider@sandyspringbank.com

PMantua@sandyspringbank.com

Web site: www.sandyspringbank.com